EXHIBIT 99.1

Contact at 214/432-2000 David B. Powers President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS SECOND QUARTER EPS UP 5%

ON RECORD REVENUES

Quarterly Results Affected by Storms, Underlying Demand Remains Strong

DALLAS, TX (October 25, 2017) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2018 ended September 30, 2017. Notable items for the quarter include (all comparisons, unless otherwise noted, are with the prior year’s second quarter):

Company Second Quarter Results

•	Record revenues of $376.3 million, up 13%

•	Earnings before income taxes of $92.3 million, up 3%

•	Net Earnings per diluted share of $1.31, up 5%

Business Sales Volume Results Reflect Storm Interruption Effects

•	Cement wholly-owned volumes were up 12%, including the Fairborn Business, while our Texas Lehigh cement joint venture volumes were down 6%; cement prices were up 7% overall

•	Gypsum wallboard volumes and prices were essentially flat

Second quarter earnings before interest and income taxes increased 5%, reflecting the financial results of the recently acquired cement plant in Fairborn, Ohio and related assets (the Fairborn Business) and improved net sales prices across most businesses.

“Eagle Materials’ quarterly results reflect hurricane and other weather-related operational and demand interruptions. We were more fortunate than many as our employees remained safe and our operations incurred no damage. Eagle is poised to serve our customers’ additional needs as they meet the challenges of rebuilding over the coming quarters,” commented Dave Powers, President and CEO.

Cement, Concrete and Aggregates

Cement revenues for the second quarter, including joint venture and intersegment revenues, totaled $191.7 million, which was 15% higher than the same quarter last year. The average net sales price for this quarter was $106.96 per ton, 7% higher than the same quarter last year. Total Cement sales volumes for the quarter were 1.6 million tons, 9% higher than the same quarter a year ago. Like-for-like average net cement sales prices increased 5% and sales volumes declined 5%, respectively, versus the second quarter of fiscal 2017 (comparison excludes cement sales from the Fairborn Business since its acquisition date). Our cement shipments during the quarter were negatively impacted by wet weather across our Midwest markets and our Texas cement shipments were impacted by the hurricane flooding that occurred along the Texas Gulf Coast.

During the quarter, our Nevada cement plant successfully completed the installation of certain pollution control equipment in connection with our plans to burn solid-waste fuels. The ability to use solid-waste fuel will lower energy costs in the future. To complete the project the plant reduced production output which negatively affected the absorption of operating costs at the cement plant during the quarter. The impact to the quarter was approximately $2 million, and the plant is currently up and operational.

Operating earnings from Cement for the second quarter were a record $58.8 million and 16% greater than the same quarter a year ago. The earnings improvement was driven primarily by earnings from the Fairborn Business and improved average net cement sales prices offset by lower sales volumes from our legacy facilities and the project at our Nevada cement plant.

Concrete and Aggregates reported revenues for the second quarter of $43.0 million, an increase of 11%. Second quarter operating earnings were $5.6 million, a 17% improvement from the same quarter a year ago, reflecting improved concrete and aggregates sales volumes and net sales prices.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard revenues for the second quarter totaled $150.3 million, which were 1% less than the same quarter a year ago. The average Gypsum Wallboard net sales price this quarter was $153.71 per MSF, slightly below the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 651 million square feet (MMSF) were slightly greater than the same quarter last year; however, our wallboard shipments during the second quarter were negatively impacted by Hurricanes Harvey and Irma, which required the shutdown of our South Carolina facility to protect employees and impacted our customers’ ability to receive product. Our South Carolina facility was restarted without issue and shipping lanes have reopened.

Paperboard sales volumes for the quarter were 79,000 tons, 8% less than the same quarter a year ago. As the papermill has reached full utilization and demand for gypsum facing paper grows, we are transitioning sales to customers under contract which has negatively impacted our sales to non-contractual customers. The average Paperboard net sales price this quarter was $561.26 per ton, 12% greater than the same quarter a year ago, reflecting the delayed pass-through of higher recycled-fiber costs.

Gypsum Wallboard and Paperboard reported second quarter operating earnings of $46.1 million, down 11% from the same quarter last year. The earnings decline primarily reflects increased operating costs at our papermill due to higher recycled fiber costs, lower paperboard shipments and approximately $2.5 million related to the start-up of our Bernalillo wallboard plant.

Oil and Gas Proppants

Oil and Gas Proppants reported second quarter revenues of $22.0 million, a 232% increase from the prior year reflecting improved frac sand sales volumes and net sales prices. The second quarter’s operating loss of $1.8 million includes depreciation, depletion and amortization of $8.5 million.

Details of Financial Results

We conduct one of our cement plant operations, Texas Lehigh Cement Company LP, through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from over 75 facilities across the US. Eagle is headquartered in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on October 25, 2017. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at (214) 432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard, cement and frac sand industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017. These reports are filed with the Securities and Exchange Commission. With respect to our completed acquisition of the Fairborn Business as described in this press release, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in such forward-looking statements include, but are not limited to, failure to realize any expected synergies from or other benefits of the transaction, possible negative effects of consummation of the transaction, significant transaction or ownership transition costs, unknown liabilities or other adverse developments affecting the Fairborn Business, including the results of operations of the Fairborn Business prior and after the closing, the effect on the Fairborn Business of the same or similar factors discussed above to which our business is subject, including changes in market conditions in the construction industry and general economic and business conditions that may affect us following the acquisition. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

David B. Powers

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1 Statement of Consolidated Earnings

Attachment 2 Revenues and Earnings by Lines of Business (Quarter and Six Months)

Attachment 3 Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

Attachment 4 Consolidated Balance Sheets

Attachment 5 Depreciation, Depletion and Amortization by Lines of Business

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Revenues	$376,315	$332,658	$742,436	$630,162
Cost of Goods Sold	279,561	241,448	559,623	466,997

Gross Profit	96,754	91,210	182,813	163,165
Equity in Earnings of Unconsolidated JV	11,955	12,147	21,831	20,127
Other, net	887	504	1,644	1,579
Acquisition and Litigation Expense	—	—	—	—
Corporate General and Administrative Expenses	(9,821)	(8,832)	(19,500)	(18,665)

Earnings before Interest and Income Taxes	99,775	95,029	186,788	166,206
Interest Expense, net	(7,456)	(5,656)	(14,939)	(9,557)

Earnings before Income Taxes	92,319	89,373	171,849	156,649
Income Tax Expense	(28,957)	(29,136)	(53,605)	(51,068)

Net Earnings	$63,362	$60,237	$118,244	$105,581

EARNINGS PER SHARE
Basic	$1.32	$1.26	$2.46	$2.20

Diluted	$1.31	$1.25	$2.43	$2.18

AVERAGE SHARES OUTSTANDING
Basic	48,053,733	47,809,476	48,087,625	47,911,276

Diluted	48,504,767	48,229,485	48,579,984	48,375,116

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$123,068	$122,923	$249,881	$236,185
Gypsum Paperboard	27,200	29,007	54,256	57,316

	150,268	151,930	304,137	293,501
Cement (Wholly Owned)	160,996	135,300	310,832	251,669
Oil and Gas Proppants	22,022	6,631	40,932	11,727
Concrete and Aggregates	43,029	38,797	86,535	73,265

Total	$376,315	$332,658	$742,436	$630,162

Segment Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$39,575	$41,698	$83,396	$81,034
Gypsum Paperboard	6,517	10,220	11,455	21,447

	46,092	51,918	94,851	102,481
Cement:
Wholly Owned	46,797	38,569	80,102	62,189
Joint Venture	11,955	12,147	21,831	20,127

	58,752	50,716	101,933	82,316
Oil and Gas Proppants	(1,754)	(4,090)	(3,780)	(10,002)
Concrete and Aggregates	5,619	4,813	11,640	8,497
Other, net	887	504	1,644	1,579

Sub-total	109,596	103,861	206,288	184,871
Acquisition and Litigation Expenses	—	—	—	—
Corporate General and Administrative Expenses	(9,821)	(8,832)	(19,500)	(18,665)

Earnings Before Interest and Income Taxes	$99,775	$95,029	$186,788	$166,206

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Gypsum Wallboard (MMSF’s)	651	650	0%	1,305	1,237	+5%
Cement (M Tons):
Wholly Owned	1,343	1,200	+12%	2,611	2,233	+17%
Joint Venture	227	242	–6%	470	460	+2%

	1,570	1,442	+9%	3,081	2,693	+14%
Paperboard (M Tons):
Internal	32	30	+7%	63	58	+9%
External	47	56	–16%	95	111	–14%

	79	86	–8%	158	169	–7%
Concrete (M Cubic Yards)	333	315	+6%	690	602	+15%
Aggregates (M Tons)	1,049	1,027	+2%	1,944	1,971	–1%
Frac Sand (M Tons)	389	111	+250%	704	185	+281%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Gypsum Wallboard (MSF)	$153.71	$154.41	0%	$156.37	$155.97	0%
Cement (Ton)	$106.96	$99.95	+7%	$106.95	$100.27	+7%
Paperboard (Ton)	$561.26	$501.84	+12%	$555.48	$500.41	+11%
Concrete (Cubic Yard)	$100.66	$95.00	+6%	$99.78	$93.92	+6%
Aggregates (Ton)	$9.26	$8.64	+7%	$9.24	$8.48	+9%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Intersegment Revenues:
Cement	$4,654	$4,536	$9,583	$8,071
Paperboard	18,159	15,452	35,516	29,958
Concrete and Aggregates	402	343	815	626

	$23,215	$20,331	$45,914	$38,655

Cement Revenues:
Wholly Owned	$160,996	$135,300	$310,832	$251,669
Joint Venture	26,000	26,975	54,170	51,863

	$186,996	$162,275	$365,002	$303,532

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31, 2017*
	2017	2016
ASSETS
Current Assets –
Cash and Cash Equivalents	$31,056	$54,506	$6,561
Accounts and Notes Receivable, net	169,125	155,241	136,313
Inventories	239,189	217,582	252,846
Federal Income Tax Receivable	—	1,046	—
Prepaid and Other Assets	7,440	6,761	4,904

Total Current Assets	446,810	435,136	400,624

Property, Plant and Equipment –	2,515,337	2,089,499	2,439,438
Less: Accumulated Depreciation	(946,934)	(855,148)	(892,601)

Property, Plant and Equipment, net	1,568,403	1,234,351	1,546,837
Investments in Joint Venture	52,960	47,852	48,620
Notes Receivable	476	1,158	815
Goodwill and Intangibles	240,947	162,506	235,505
Other Assets	11,445	27,132	14,723

	$2,321,041	$1,908,135	$2,247,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$79,194	$62,481	$92,193
Accrued Liabilities	59,788	53,793	55,379
Federal Income Tax Payable	1,211	—	733
Current Portion of Senior Notes	81,214	8,000	81,214

Total Current Liabilities	221,407	124,274	229,519

Long-term Liabilities	44,038	59,922	42,878
Bank Credit Facility	195,000	—	225,000
Private Placement Senior Unsecured Notes	36,500	117,714	36,500
4.500% Senior Unsecured Notes due 2026	344,088	343,468	343,753
Deferred Income Taxes	167,335	164,027	166,024
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 48,624,085; 48,223,617 and 48,453,268 Shares, respectively	486	482	485
Capital in Excess of Par Value	150,029	130,638	149,014
Accumulated Other Comprehensive Losses	(7,002)	(10,785)	(7,396)
Retained Earnings	1,169,160	978,395	1,061,347

Total Stockholders’ Equity	1,312,673	1,098,730	1,203,450

	$2,321,041	$1,908,135	$2,247,124

*	From audited financial statements.

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following presents depreciation, depletion and amortization by segment for the quarters ended September 30, 2017 and 2016:

	Depreciation, Depletion and Amortization ($ in thousands)
	Quarter Ended September 30,
	2017	2016
Cement	$12,662	$8,784
Gypsum Wallboard	4,473	4,768
Paperboard	2,172	2,106
Oil and Gas Proppants	8,518	4,261
Concrete and Aggregates	1,929	1,920
Other	552	547

	$30,306	$22,386